Exhibit 10.4

FTI CONSULTING, INC. 2017 OMNIBUS INCENTIVE COMPENSATION PLAN

PERFORMANCE Restricted Stock Unit AWARD AGREEMENT

To __________:

FTI Consulting, Inc., a Maryland corporation (the “Company”), has granted you an award (the “Award”) of up to _______  performance units (the “Performance Units”) under the FTI Consulting, Inc. 2017 Omnibus Incentive Compensation Plan, effective as of June 7, 2017, as further amended from time to time (the “Plan”), conditioned upon your agreement to the terms and conditions described below. [Each Performance Unit represents, on the books of the Company, a unit which is equivalent in value to one share of the Company’s common stock, $0.01 par value (the “Common Stock”).] The effective date of grant shall be ______ __, ____ (the “Grant Date”), subject to your promptly [electronically acknowledging and accepting] [signing and returning] a copy of this Agreement.

This Performance Restricted Stock Unit Award Agreement (this “Agreement”) and the Award and the Performance Units are made in consideration of your employment with the Company (as hereafter defined) and are subject to any applicable terms of the written employment arrangements, or successor agreement, as amended from time to time, to which you are subject (“Employment Agreement”), if applicable, between you (the “Employee”) and the Company or an Affiliate of the Company (the “Employer”). This Agreement incorporates the Plan by reference, and specifies other applicable terms and conditions of your Award and Performance Units. You agree to accept as binding, conclusive, and final all decisions or interpretations of the Compensation Committee (the “Committee”) of the Board of Directors of the Company concerning any questions arising under this Agreement or the Plan with respect to the Award or the Performance Units. Unless otherwise noted, all terms not defined by this Agreement (or the Glossary hereto) have the meanings given in the Plan (or if applicable, the Employment Agreement).

Copies of the Plan and the Prospectus for the Plan are attached or haves otherwise been electronically provided to you. By executing this Agreement, you acknowledge that you have received copies of those documents and have read, understand and agree to all terms. You may request additional copies of those documents by contacting the Secretary of the Company at FTI Consulting, Inc., 2 Hamill Road, North Building, Baltimore, Maryland 21210 (Phone: (410) 591-4867). You also may request from the Secretary of the Company copies of the other documents that make up a part of the Prospectus (described more fully at the end of the Prospectus), as well as all reports, proxy statements and other communications distributed to the Company’s security holders generally.

1. Terms and Conditions of the Award. The following terms and conditions shall apply:

(a)Performance-Based Vesting. Prior to any vesting and payment of the Performance Units, the Committee, in its sole discretion, shall determine and certify the extent to which the performance conditions set forth in this Section 1 have been met for the _____ performance measurement period ending ________ __, ____ (the “Final Determination Date”), and the Committee’s determination and certification shall be final, conclusive and binding. The determination of the performance condition that has been achieved, and the number of Performance Units that have vested, if any, based on performance, shall be calculated by

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Performance Stock Unit Agreement

the Company’s Accounting group and reviewed by the Company’s independent public accounting firm. This Award shall be subject to the following performance conditions:

[Insert Performance Goal(s)]	[Insert Number of Performance Units]

(b)Negative TSR Growth. In the event that the Company’s TSR performance is negative and any of the performance conditions set forth in Section 1(a) has been achieved, the number of Performance Units that may vest shall not exceed the target number of Performance Units set forth in the foregoing table and no more.

(c)Treatment upon a Change in Control. Notwithstanding the foregoing or any provision of the Plan or Employment Agreement (if applicable) to the contrary:

(i)

Acceleration of Measurement Period upon a Change in Control. Upon the occurrence of a “Change in Control” (as defined in this Agreement), the termination of the three-year performance measurement period shall accelerate and end on the last day of the month ending prior to the date of the consummation of such “Change in Control” (the “Accelerated Determination Date”) in lieu of the Final Determination Date. The Committee, in its sole discretion, shall determine and certify the extent to which the performance conditions set forth in Section 1(a) (subject to the limitations of Section 1(b)) have been met for the period ending on the Accelerated Determination Date and the number of Performance Units that have been earned, if any, as of such date provided that if the Change in Control occurs prior to the first anniversary of the Grant Date, the performance conditions shall be deemed to be achieved at the Target level of achievement for all purposes of this Agreement.

(ii)

Conversion of Performance Units to Cash Units and Payment Terms upon a Change in Control. Upon a Change in Control, each Performance Unit that has been earned as of the Accelerated Determination Date (as determined in accordance with the foregoing clause (i)) shall convert to the right to receive cash, upon satisfaction of the time-based vesting condition set forth below, with a value equivalent to one share of common stock of the Company (each a “Cash Unit”) at the price per share paid by the acquirer of the Company to stockholders generally on account of the consummation of such Change in Control (or if shares of common stock of the Company remain outstanding as of the consummation of such Change in Control, the closing value of one share of common stock on the date of the consummation of such Change in Control (the “CIC Price”). The cash value payable to the Executive upon vesting at the Final Determination Date in accordance with Section 3(b) below shall be determined by multiplying (i) the aggregate number of Cash Units that have become earned and vested, by (ii) the CIC Price (the “CIC Cash Value”). The payment of the CIC Cash Value to Executive shall be subject to time-based, cliff vesting at the Final Determination Date, subject to Executive’s continued Service through such date,

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except as otherwise provided in Section 1(e) below. The CIC Cash Value shall be credited to a separate bookkeeping reserve account of the Company.
(iii)

Binding Determination of Committee. The determination of the performance condition that has been achieved, the number of Performance Units that have been earned, if any, based on performance and the CIC Cash Value, shall be calculated by the Company’s Accounting group and reviewed by the Company’s independent public accounting firm, and the Committee’s final determination and certification shall be final, conclusive and binding on Executive.

(d)Performance-Based Vesting.All of the Performance Units are nonvested and forfeitable as of the Grant Date. Subject to the achievement of the performance conditions pursuant to Section 1(a) (taking into account the application of the provisions of Section 1(b) and Section 1(c) hereof), 100% of the Performance Units earned pursuant to Section 1(a) (taking into account the application of the provisions of Section 1(b) and Section 1(c) hereof) as of the Final Determination Date shall vest as of the Final Determination Date, unless forfeited pursuant to Section 1(f) below. Performance Units that vest as of the Final Determination Date pursuant to Section 1(a) (taking into account the application of the provisions of Section 1(b)) of this Agreement shall be payable through the issuance of shares of common stock  in accordance with Section 2 and Section 3(a) hereof.   CIC Cash Value that vests and is payable as of the Final Determination Date pursuant to Section 1(c) of this Agreement shall be payable through a lump sum cash payment in accordance with Section 2 and Section 3(b) of this Agreement. Performance Units or Cash Units, as applicable, that do not vest under this Section 1 shall be immediately forfeited, effective as of the earlier of the Final Determination Date or the date of termination of Service (subject to the provisions of Section 1(e)), as applicable, in accordance with the terms of this Agreement, without any further action of the Employer or the Company (or its successor) whatsoever and without any consideration being paid therefor.

(e)Treatment upon Death, Disability and Termination of Executive Without “Cause” or for “Good Reason”. Notwithstanding the foregoing or any provision of the Plan or Employment Agreement (if applicable) to the contrary:

(i)

Death and Disability Prior to a Change in Control. In the event of the Executive’s termination due to death or “Disability” (as defined in the Employment Agreement) prior to the occurrence of a Change in Control and prior to the Final Determination Date, the unearned and unvested Performance Units shall remain outstanding and become vested or forfeited based on the achievement of the performance conditions set forth in Section 1(a) (taking into account the application of the provisions of Sections 1(b) and 1(c)) upon the earlier to occur of the Final Determination Date and the occurrence of a Change in Control. If a Change in Control occurs following the Executive’s termination due to death or “Disability” and prior to the Final Determination Date, the Award shall be treated in accordance with Section 1(c), without regard to any service-based vesting condition that would otherwise be applicable thereunder. Provided that you, or your administrator or executor on behalf of your estate, timely executes and delivers a Release as contemplated by the Employment Agreement, 100% of the earned Performance Units or CIC Cash Value, as applicable, shall be payable in

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the manner provided in Section 2 and Section 3(a) or Section 3(b), as applicable, of this Agreement.
(ii)

Death and Disability On or Following a Change in Control. In the event of the Executive’s termination due to death or Disability on or following a Change in Control and prior to the Final Determination Date, the unvested Cash Units shall become fully vested upon the date of such termination. Provided that you, or your administrator or executor on behalf of your estate, timely executes and delivers a Release as contemplated by the Employment Agreement, 100% of the earned CIC Cash Value as of the Accelerated Determination Date, as determined in accordance with the provisions of Section 1(c), shall be payable in the manner provided in Section 2 and Section 3(b) of this Agreement.

(iii)

Termination Without “Cause” or for “Good Reason” Prior to a Change in Control. In the event that Executive’s Service by the Employer or the Company (or its successor) is terminated without “Cause” or for “Good Reason” (each, as defined in the Employment Agreement) prior to the occurrence of a Change in Control and within twelve (12) months prior to the Final Determination Date, the unearned and unvested Performance Units shall remain outstanding and become vested or forfeited based on the achievement of the performance conditions set forth in Section 1(a) (taking into account the application of the provisions of Sections 1(b) and 1(c)) upon the earlier to occur of the Final Determination Date and the occurrence of a Change in Control. If a Change in Control occurs following the Executive’s termination without “Cause” or for “Good Reason” and prior to the Final Determination Date (so long as such termination has occurred within twelve (12) months prior to the Final Determination Date), the Award shall be treated in accordance with Section 1(c), without regard to any service-based vesting condition that would otherwise be applicable thereunder. Provided that you, or your administrator or executor on behalf of your estate, timely executes and delivers a Release as contemplated by the Employment Agreement, 100% of the earned Performance Units or CIC Cash Value, as applicable, shall be payable in the manner provided in Section 2 and Section 3(a) or Section 3(b), as applicable, of this Agreement.  Notwithstanding the foregoing, the vesting protection contemplated by this Section 1(e)(iii) shall only apply to one performance restricted stock unit award outstanding at the time of the qualifying termination without “Cause” or for “Good Reason”, and to the extent that the vesting protection contemplated by this Section 1(e)(iii) is contained in, and could apply to, multiple performance restricted stock unit awards outstanding at the time of such qualifying termination, such vesting protection shall be applied only to the award with the Final Determination Date occurring earliest in time following such qualifying termination.

(iv)

Termination Without “Cause” or for “Good Reason” Within One-Year Following a Change in Control.  In the event that Executive’s Service by the Employer or the Company (or its successor) is terminated without “Cause” or for “Good Reason”

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(each, as defined in the Employment Agreement) prior to the Final Determination Date and within one year following the Change in Control, and provided that you timely execute and deliver a Release as contemplated by the Employment Agreement, the earned CIC Cash Value as of the Accelerated Determination Date, as determined in accordance with the provisions of Section 1(c), shall become immediately vested as of the date of such termination in lieu of the Final Determination Date and shall be payable in accordance with Section 2 and Section 3(b) of this Agreement.

(f)Forfeiture of Performance Units and CIC Cash Value.  Except as otherwise provided in Section 1(e), in the event of termination of Executive’s Service for any reason or no reason prior to the Final Determination Date, 100% of the Performance Units or CIC Cash Value, as the case may be, shall be immediately forfeited, without any further action of the Employer or the Company (or its successor) whatsoever and without any consideration being paid therefore.

2.Time of Payment. Performance Units or CIC Cash Value that become vested and payable pursuant to Section 1(a) (taking into account the application of the provisions of Section 1(b) and Section 1(c) hereof) of this Agreement shall be paid out within thirty (30) days following the Final Determination Date. Performance Units or CIC Cash Value that become vested and payable pursuant to Section 1(e)(i) or Section 1(e)(iii) of this Agreement shall be paid out within thirty (30) days following the earlier to occur of the Final Determination Date and the occurrence of a Change in Control.  CIC Cash Value that becomes vested and payable pursuant to Section 1(e)(ii) of this Agreement shall be paid out within thirty (30) days following the date of termination due to death or Disability.  CIC Cash Value that becomes vested and payable pursuant to Section 1(e)(iv) shall be paid out within thirty (30) days following the date of the qualifying termination.

3.Form of Payment.

(a)Except as provided in Section 3(b) hereof, the Performance Units under this Award will be settled in shares of Common Stock at the time provided in Section 2 above, equal to the number of Performance Units earned at the Final Determination Date, rounded down to the nearest whole share, provided that sufficient shares are then available for award under the Plan and subject to the determinations and adjustments provided in Article IX of the Plan.

(b)Notwithstanding the provisions of Section 3(a) hereof, following the occurrence of a Change in Control, the Executive shall receive the CIC Cash Value as determined in accordance with the provisions of Section 1(c) hereof at the time provided in Section 2 above.

4. Stock Certificates.  Any shares of Common Stock issued in settlement of the Performance Units shall be issued in your name, or, if applicable, in the names of your heirs or your estate.  In the Company’s discretion, such shares may be issued either in certificated form or in uncertificated, book entry form.  The certificate or book entry account (by electronic notation) shall bear such restrictive legends or restrictions as the Company, in its sole discretion, shall require.  If delivered in certificate form, the Company may deliver a share certificate to you, or deliver shares electronically or in certificate form to your designated broker on your behalf.  If you are deceased (or if Disabled and if necessary) at the time that a delivery of shares of Common Stock is to be made, the shares will be delivered to your executor, administrator, legally authorized

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guardian or personal representative, in accordance with instructions received from your executor, administrator, legally authorized guardian or personal representative  (as applicable).

5.Dividends or Dividend Equivalents. As of the date the Company pays any dividend or other distribution (whether in cash or in kind) on shares of Common Stock, you shall be credited with that number of Performance Units equal to the quotient, rounded down to the nearest whole share, determined by dividing (i) the aggregate value of the dividend that would have been payable on the Performance Units immediately prior to such payment date had the shares of Common Stock represented by such Performance Units been outstanding as of such payment date, by (ii) the Fair Market Value of a share of Common Stock on the payment date of the dividend; provided, however, that if the Committee determines, in its sole discretion, that there are then shares of Common Stock unavailable for awards under the Plan or a stockholder approved equity compensation plan, as of the dividend or distribution payment date to credit such dividend or distribution in the form of shares of Common Stock, then the Committee, in its sole discretion, may credit a bookkeeping account established by the Company for the Executive on the books and records of the Company with dividend equivalents in the form of cash credits in lieu of shares of Common Stock. You will not have any right to dividends or other distributions declared or paid with respect to unvested and forfeitable Performance Units. All dividends and any other distributions paid with respect to unvested Performance Units will be held by the Company in trust for your benefit and paid to you upon vesting of the Performance Units. Upon forfeiture of any Performance Units, any dividends and distributions then held in trust with respect to such Performance Units will be forfeited and will be returned to the Company. All fractional units shall be rounded down to the nearest whole unit.

6.Postponement of Delivery or Payment.  The Company may postpone the delivery of shares of Common Stock for the Performance Units for so long as the Company determines to be necessary or advisable to satisfy the following, subject to the requirements and limitations of Code Section 409A:

i.	the completion or amendment of any registration of such shares of Common Stock or satisfaction of any exemption from registration under any securities law, rule, or regulation; and

ii.	compliance with any requests for representations.

7.Tax Withholding.  By signing this Agreement, you authorize your Employer and the Company to withhold any federal, state and local taxes required by law to be withheld in connection with the vesting of Performance Units and issuance of shares of Common Stock with respect thereto or CIC Cash Value, as applicable, from any payment due you on account of the vesting of the Performance Units or CIC Cash Value, as applicable, in accordance with the provisions of Section 12.1 of the Plan.

8.Restrictions on Transfer. The Executive may not sell, assign, transfer, pledge, hypothecate, encumber or dispose of in any way (whether by operation of law or otherwise) the Award and the Performance Units or the CIC Cash Value, as applicable, and none of the Award, Performance Units or CIC Cash Value may be subject to execution, attachment or similar process. Any sale or transfer, pledge, hedge, hypothecation, encumbrance or other disposition, or purported sale or transfer, pledge, hedge, hypothecation, encumbrance or other disposition, shall be null and void.  The Company will not be required to recognize on its books any action taken in contravention of these restrictions.

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9.Adjustments for Corporate Transactions and Other Events. The Award shall be subject to the provisions of the Plan relating to adjustments for changes in corporate capitalization and other extraordinary or unusual or non-recurring events.

10.Non-Guarantee of Service Relationship. Nothing in the Plan or this Agreement alters your service relationship with the Company or shall constitute or be evidence of any agreement or understanding, express or implied, that the Company will retain you as an employee or other service provider for any period of time. This Agreement is not to be construed as a contract of service relationship between the Company and you. This Agreement does not limit in any way the possibility of your termination of service with the Company or its subsidiaries at any time or for any reason (or no reason), whether or not such termination results in the forfeiture of any portion of the Award or any other adverse effect on your interests under the Plan.

11The Company’s Rights. The existence of the Award and the Performance Units or CIC Cash Value does not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, including that of its Affiliates, or any merger or consolidation of the Company or any Affiliate, or any issue of bonds, debentures, preferred or other stocks with preference ahead of or convertible into, or otherwise affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company or any Affiliate, or any sale or transfer of all or any part of the Company’s or any Affiliate’s assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

12.Entire Agreement. This Agreement, inclusive of the Plan (which are incorporated by reference into this Agreement), contains the entire agreement between you and the Company with respect to the Award and the Performance Units or CIC Cash Value, as applicable. Any and all existing oral or written agreements, representations, warranties, written inducements, or other communications made prior to the execution of this Agreement by any person with respect to the Award, Performance Units or CIC Cash Value are superseded by this Agreement and are void and ineffective for all purposes.

13.Conformity and Conflict. Unless otherwise specifically provided in this Agreement, in the event of a conflict, inconsistency or ambiguity between or among any provision, term or condition of this Agreement, the Plan or your Employment Agreement (if applicable), the provisions of first, the Plan, second, this Agreement and, lastly, your Employment Agreement (if applicable), will control, except in the case of Section 15 of this Agreement, which shall control in all cases.

14.Amendment. This Agreement may be amended from time to time by the Committee in its discretion; provided, however, that this Agreement may not be modified in a manner that would have a materially adverse effect on the Award and the Performance Units or CIC Cash Value, as the case may be, as determined in the discretion of the Committee, except as provided in the Plan or the Employment Agreement (if applicable), or in any other written document signed by you and the Company.

15.Governing Law. The validity, construction and effect of this Agreement, and of any determinations or decisions made by the Committee relating to this Agreement, and the rights of any and all persons having or claiming to have any interest under this Agreement, shall be determined exclusively in accordance with the laws of the State of Maryland, without regard to its provisions concerning the

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applicability of laws of other jurisdictions.  Any suit with respect to the Award shall be brought in the federal or state courts in the districts which include Baltimore, Maryland, and you agree and submit to the personal jurisdiction and venue thereof.

16.Unfunded Status. The Performance Units or CIC Cash Value, as the case may be, and the bookkeeping account to which they or it are credited shall not be deemed to create a trust or other funded arrangement. Your rights with respect to the Award shall be those of a general unsecured creditor of the Company, and under no circumstances shall you have any other interest in any asset of the Company by virtue of the Award.

17.Severability. If a court of competent jurisdiction (or arbitrator(s), as applicable) determines that any portion of this Agreement is in violation of any statute or public policy, then only the portions of this Agreement that violate such statute or public policy shall be stricken, and all portions of this Agreement that do not violate any statute or public policy shall continue in full force and effect.  Further, it is the intention of the parties that any court order (or decision of arbitrator(s), as applicable) striking any portion of this Agreement should modify the terms as narrowly as possible to give as much effect as possible to the intentions of the parties under this Agreement.

18.Further Assurances. You agree to use your reasonable and diligent best efforts to proceed promptly with the transactions contemplated herein, to fulfill the conditions precedent for your benefit or to cause the same to be fulfilled and to execute such further documents and other papers and perform such further acts as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated herein.

19.Headings. Section headings are used in this Agreement for convenience of reference only and shall not affect the meaning of any provision of this Agreement.

20.Counterparts. This Agreement may be executed in counterparts (including electronic signatures or facsimile copies), each of which shall be deemed an original, but all of which together shall constitute the same instrument.

21.Transfer of Personal Data. You authorize, agree and unambiguously consent to the transmission by the Company (or any subsidiary) of any personal data information related to the Award, Performance Units or CIC Cash Value under this Agreement, for legitimate business purposes (including, without limitation, the administration of the Plan) out of your home country and including to countries with less data protection than the data protection provided by your home country.  This authorization and consent is freely given by you.

22.Section 409A Compliance. Although the Company does not guarantee the tax treatment of any payment hereunder, the intent of the parties is that payments under this Agreement be exempt from, or comply with, Code Section 409A and the treasury regulations and other official guidance promulgated thereunder and, accordingly, to the maximum extent permitted, this Agreement shall be interpreted in a manner consistent therewith.

{The Glossary follows on the next page}

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GLOSSARY

(a)“Cause” has the meaning ascribed to such term or words of similar import in your Employment Agreement.

(b)“Change in Control” shall have the meaning ascribed to such term under the Plan, provided that, such event is also a “change in control event” as described in Code Section 409A.

(c)“Disability” has the meaning ascribed to such term or words of similar import in your Employment Agreement.

(d)“Service” means your employment or other Service relationship with the Company or your Employer so long as your Employer is an Affiliate of the Company, except that if you cease to be a “common law employee” of the Company or any of its Affiliates but you continue to provide bona fide Services (which shall not include any period of salary continuation commencing after termination due to your Employment Agreement (if applicable) or any Company severance plan) to the Company or any of its Affiliates following such cessation in a different capacity, including without limitation as a director, consultant or independent contractor, then a termination of your employment or Service relationship will not be deemed to have occurred for purposes of this Agreement upon such change in capacity.   In the event that your employment or Service relationship is with a business, trade or entity that, after the Grant Date, ceases for any reason to be part of the Company or an Affiliate, your employment or Service relationship will be deemed to have terminated for purposes of this Agreement upon such cessation if your employment or Service relationship does not continue uninterrupted immediately thereafter with the Company or an Affiliate of the Company.

(e)“You,” “Your” means the recipient of the Award as reflected in the first paragraph of this Agreement.  Whenever the word “you” or “your” is used in any provision of this Agreement under circumstances where the provision should logically be construed, as determined by the Committee, to apply to the estate, personal representative, or beneficiary to whom the Award may be transferred by will or by the laws of descent and distribution, the words “you” and “your” will be deemed to include such person.

{Signature page follows}

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Performance Stock Unit Agreement

[IN WITNESS WHEREOF, this Agreement is dated and has been executed as of the date electronically acknowledged and accepted by the award recipient.]

[IN WITNESS WHEREOF, the Company and the award recipient have caused this Agreement to be executed as of the ___ day of _____, ___.

FTI CONSULTING, INC.

By:
Name
Title:

The undersigned hereby acknowledges that he/she has carefully read this Agreement and agrees to be bound by all of the provisions set forth herein.]

AWARD RECIPIENT

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Performance Stock Unit Agreement